Exhibit 1.4

(TRANSLATION)

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

Amended on July 19, 2006

KYOCERA CORPORATION

THE BOARD OF CORPORATE AUDITORS

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

OF

KYOCERA CORPORATION

Article 1. Purpose

All matters relating to the Board of Corporate Auditors of the Company shall be governed by laws and regulations and the Articles of Incorporation and by these Regulations.

Article 2. Organization

1. The Board of Corporate Auditors shall consist of all Corporate Auditors.

2. The Board of Corporate Auditors shall appoint Standing Corporate Auditors and a Chairman of the Board of Corporate Auditors.

Article 3. Purpose of the Board of Corporate Auditors

The Board of Corporate Auditors shall receive reports on, discuss and resolve important matters relating to the auditing; provided, however, that each Corporate Auditor shall not be prevented from exercising its powers.

Article 4. Duties of the Board of Corporate Auditors

The Board of Corporate Auditors shall conduct the following duties; provided, however, that no decision as set forth in item (3) may prevent each Corporate Auditor from exercising its powers:

(1)	Preparation of Audit Reports;

(2)	Appointment and dismissal of Standing Corporate Auditors; and

(3)	Determination of auditing guidelines, methods of research on status of business and assets and other matters related to conduct of duties of Corporate Auditors.

Article 5. Appointment and Dismissal of Standing Corporate Auditors

The Board of Corporate Auditors shall appoint or dismiss Standing Corporate Auditors from among the Corporate Auditors by resolution of the Board of Corporate Auditors.

Article 6. Chairman

1. The Board of Corporate Auditors shall elect a Chairman from among the Corporate Auditors by resolution of the Board of Corporate Auditors.

2. The Chairman of the Board of Corporate Auditors shall conduct these duties delegated to him/her by the Board of Corporate Auditors, as well as the duties set forth in paragraph 1 of Article 8; provided, however, that, the Chairman shall not prevent each Corporate Auditor from exercising its powers.

Article 7. Meetings

Meetings of the Board of Corporate Auditors shall, in principle, be held at least four (4) times each fiscal year; provided, however, that extraordinary meetings may be held whenever necessary.

Article 8. Person Entitled to Convene Meetings

1. The Chairman shall convene and manage the meetings of the Board of Corporate Auditors.

2. Any Corporate Auditor may request the Chairman, to convene a meeting of the Board of Corporate Auditors.

3. If, notwithstanding any request as set forth in the immediately preceding paragraph, the Chairman does not convene a meeting of the Board of Corporate Auditors, the requesting Corporate Auditor may convene and manage such meeting of the Board of Corporate Auditors.

Article 9. Convocation Procedure

1. In order to convene a meeting of the Board of Corporate Auditors, a notice of the meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days prior to the date of such meeting.

2. The convocation procedure for a meeting of the Board of Corporate Auditors may be omitted with the consent of all Corporate Auditors.

Article 10. Manner of Adopting Resolutions

1. Resolutions of the Board of Corporate Auditors shall be adopted by the majority vote of the Corporate Auditors.

2. Resolutions shall be adopted following deliberation based on sufficient materials.

Article 11. Resolutions on Auditing Policy

1. Matters such as auditing policy, auditing plan, auditing methods and allocation of duties shall be determined by resolution of the Board of Corporate Auditors.

2. All matters other than those referred to in the immediately preceding paragraph, which any Corporate Auditor deems necessary in conducting its duties, including budget for auditing expenses, shall be determined by resolution of the Board of Corporate Auditors.

3. Substance of the following systems and other matters shall be determined by resolution of the Board of Corporate Auditors, and the Board of Corporate Auditors shall request the Directors to improve such systems and other matters:

(1)	Matters concerning employee supporting the Corporate Auditors’ conduct of their duties;

(2)	Matters concerning independence from the Directors of the employees referred to in the immediately preceding paragraph;

(3)	A system concerning reports to the Corporate Auditors, including those from the Directors and employees; and

(4)	Other systems to ensure the audits by the Corporate Auditors are conducted effectively.

Article 12. Regular Meetings with Representative Directors, etc.

1. The Board of Corporate Auditors shall seek to promote mutual understanding between the Representative Directors and the Board of Corporate Auditors by, among other things, holding meetings with the Representative Directors on a regular basis and exchanging opinions on issues to be addressed by the Company, improvement of the environment for audit by the Corporate Auditors and important auditing issues, etc., as well as by making requests judged to be necessary.

2. The Board of Corporate Auditors shall explain auditing policy, auditing plan and status of implementation of auditing and the effect thereof, as appropriate, to the Representative Directors and the Board of Directors.

3. The Board of Corporate Auditors shall, based on the system provided in paragraph 3, item 3 of the immediately preceding Article, receive reports from Directors and employees on matters determined, in consultation with the Directors, to be reported to the Board of Corporate Auditors by the Directors and the employees, as well as such matters as may be provided by law.

Article 13. Reports to the Board of Corporate Auditors

1. Each Corporate Auditor shall report to the Board of Corporate Auditors on the status of conducting its duties on a regular basis and from time to time as well as whenever requested by the Board of Corporate Auditors.

2. A Corporate Auditor who receives a report from the Accounting Auditors, the Directors, the employees of any internal auditing department, etc. or other staff shall report the same to the Board of Corporate Auditors.

3. The Board of Corporate Auditors shall request the Accounting Auditors, the Directors, the employees of any internal auditing department, etc. and other staff, to make reports whenever necessary.

4. In connection with paragraphs 1 through 3 of this Article, if any of the Corporate Auditors, the Accounting Auditors, the Directors, the employees of any internal auditing department, etc. or other staff reports to all of the Corporate Auditors any matter that should be reported to the Board of Corporate Auditors, no further report to the Board of Corporate Auditors on such matter will be necessary.

Article 14. Measures for Reports

If the Board of Corporate Auditors receives any of the following reports, the Board of Corporate Auditors shall conduct necessary research and take appropriate measures depending on the situation:

(1)	A report from a Director stating that such Director has discovered a fact which may be materially prejudicial to the Company;

(2)	A report from an Accounting Auditor that such Accounting Auditor has discovered misconduct or a material fact violating laws or regulations or the Articles of Incorporation, in connection with a Director’s conduct of duties; or

(3)	A report from a Director or an employee on such matters as have been determined in advance upon consultation with the Directors.

Article 15. Preparation of Audit Report

1. The Board of Corporate Auditors shall prepare an Audit Report based on the Audit Report(s) prepared by each of the Corporate Auditors after deliberation.

2. If the content of the Audit Report prepared by the Board of Corporate Auditors differs from that of the Audit Report prepared by any of the Corporate Auditors, and if such Corporate Auditor so requests, the Board of Corporate Auditors shall append the matters set forth in such Corporate Auditor’s Audit Report to the Audit Report prepared by the Board of Corporate Auditors.

3. Either the signature or the name and seal (including electronic signature) of each Corporate Auditor shall be affixed to the Audit Report prepared by the Board of Corporate Auditors. The Standing Corporate Auditors and outside Corporate Auditors shall be identified or recorded as such in the Audit Report.

4. Paragraphs 1 through 3 of this Article shall apply mutatis mutandis to interim financial statements or consolidated statements, if prepared by the Company.

Article 16. Consent to the Appointment of the Corporate Auditors

1. The following matters relating to the appointment of the Corporate Auditors shall be handled by resolution of the Board of Corporate Auditors:

(1)	Consent to submission to the General Meeting of Shareholders of any proposal relating to the appointment of Corporate Auditor(s);

(2)	Request to include in the agenda of the General Meeting of Shareholders any appointment of Corporate Auditor(s); and

(3)	Request to submit to the General Meeting of Shareholders any proposal relating to the appointment of Corporate Auditor(s).

2. The immediately preceding paragraph shall apply mutatis mutandis to appointment of Corporate Auditor(s) to fill a vacancy.

Article 17. Consent, etc. to Appointment of Accounting Auditors

1. The Board of Corporate Auditors shall evaluate the appropriateness of re-appointment of Accounting Auditors.

2. The following matters relating to the appointment, non-reappointment and dismissal of the Accounting Auditors shall be handled by resolution of the Board of Corporate Auditors:

(1)	Consent to submission to the General Meeting of Shareholders of any proposal relating to the appointment of Accounting Auditor(s);

(2)	Consent to inclusion in the agenda of the General Meeting of Shareholders of the dismissal or non-reappointment of Accounting Auditors;

(3)	Request to submit to the General Meeting of Shareholders any proposal relating to the appointment of Accounting Auditor(s);

(4)	Request to include in the agenda of the General Meeting of Shareholders the appointment, dismissal or non-reappointment of Accounting Auditor(s); and

(5)	Appointment of a provisional Accounting Auditor in the case of absence of an Accounting Auditor.

3. Consent, to be given by all Corporate Auditors, to dismiss any Accounting Auditor for any of the reasons as provided by law shall be obtained upon consultation at a meeting of the Board of Corporate Auditors. In such case, a Corporate Auditor nominated by the Board of Corporate Auditors shall report such dismissal and the reason therefor at the General Meeting of Shareholders to be held immediately following such dismissal.

4. The consent referred to in the immediately preceding paragraph may be given in written form or by electronic record in case of urgent necessity.

Article 18. Consent to Remuneration, etc. of Accounting Auditors

Consent to remuneration of the Accounting Auditors or those who provisionally conduct the duties of an Accounting Auditor shall be resolved at the Board of Corporate Auditors.

Article 19. Consent to Partial Exemption of Directors from their Liability

1. The following consents, to be given by all Corporate Auditors, shall be obtained upon consultation at a meeting of the Board of Corporate Auditors:

(1)	Consent to submission to the General Meeting of Shareholders of any proposal relating to partial exemption of Directors from their liability;

(2)	Consent to submission to the General Meeting of Shareholders of any proposal relating to amendment of the Articles of Incorporation to make it possible to partly exempt Directors from their liability; and

(3)	Consent to submission to the General Meeting of Shareholders of any proposal relating to amendment of the Articles of Incorporation to make it possible to enter into agreements with outside Corporate Auditors providing partial exemption of outside Corporate Auditors from their liability.

2. The consents referred to in the immediately preceding paragraph may be given in written form or by electronic record in case of urgent necessity.

Article 20. Consent to Participate for Assistance

1. Consent, to be given by all Corporate Auditors, to participation by the Company in any shareholder litigation in order to assist a defendant Director shall be obtained upon consultation at a meeting of the Board of Corporate Auditors.

2. The consent referred to in the immediately preceding paragraph may be given in written form or by electronic record in case of urgent necessity.

Article 21. Consultation concerning Exercising Powers of the Corporate Auditors

The Corporate Auditors may consult at a meeting of the Board of Corporate Auditors about the following matters prior to exercise of their powers or performance of their duties:

(1)	Explanation responding to inquiries posed in a notification by a shareholder prior to the General Meeting of Shareholders;

(2)	Reporting to the Board of Directors and requesting convocation of a meeting of the Board of Directors;

(3)	Results of research on proposals and documents to be submitted to the General Meeting of Shareholders;

(4)	Request for suspension of action by a Director that is beyond the purposes of the Company or otherwise in violation of laws or regulations or the Articles of Incorporation;

(5)	Providing an opinion at the General Meeting of Shareholders as to, among others, the appointment, dismissal, resignation and remuneration of the Corporate Auditors;

(6)	Matters relating to litigation between the Company and any of the Directors; and

(7)	Other matters relating to litigation.

Article 22. Consultation concerning Remuneration, etc.

Consultation concerning remuneration, etc. of the Corporate Auditors may be conducted by the Board of Corporate Auditors, subject to the unanimous consent from all Corporate Auditors.

Article 23. Minutes

1. The Board of Corporate Auditors shall prepare minutes stating the following matters, and either the signature or the name and seal (including electronic signature) of each Corporate Auditor present at the meeting shall be affixed to the minutes:

(1)	The time and place at which the meeting was held (including methods of attendance of Corporate Auditors, Directors or Accounting Auditors attending such meeting from other places, if any);

(2)	Substance of the proceedings of the meeting and the results thereof;

(3)	If any opinion or statement regarding the following matters is expressed at such meeting, a summary of such opinion or statement:

(a)	a report from a Director stating that such Director has discovered a fact which may be materially prejudicial to the Company; and

(b)	a report from an Accounting Auditor that such Accounting Auditor has discovered misconduct or a material fact violating laws or regulations or the Articles of Incorporation in connection with a Director’s conduct of duties;

(4)	Names of the Directors and/or Accounting Auditors who attended the meeting of the Board of Corporate Auditors; and

(5)	The name of the Chairman of the Board of Corporate Auditors.

2. If a report to the Board of Corporate Auditors is deemed unnecessary pursuant to paragraph 4 of Article 13, minutes setting forth the following matters shall be prepared:

(1)	The substance of the matter on which a report was deemed unnecessary;

(2)	The date on which a report to the Board of Corporate Auditors was deemed unnecessary; and

(3)	The name(s) of the Corporate Auditor(s) who engaged in preparation of the minutes.

3. The minutes referred to in paragraphs 1 and 2 of this Article, shall be kept for ten (10) years at the head office of the Company.

Article 24. Secretariat of the Board of Corporate Auditors

Employees supporting the Corporate Auditors’ conduct of their duties, such as staff for the Board of Corporate Auditors, shall handle secretarial business concerning convocation of meetings of the Board of Corporate Auditors, preparation of the minutes thereof and other affairs concerning the management of the Board of Corporate Auditors.

Article 25. Auditing Standards of the Corporate Auditors

Matters concerning the Board of Corporate Auditors and audits by the Corporate Auditors shall be governed by laws and regulations, the Articles of Incorporation, these Regulations and the auditing standards of the Corporate Auditors determined by the Board of Corporate Auditors.

Article 26. Amendment to and Abolishment of these Regulations

Amendment to and abolishment of these Regulations shall be made by the Board of Corporate Auditors.

SUPPLEMENTARY PROVISIONS

These Regulations came into force on July 19, 2006; provided, however, that the provisions of Article 18 shall be applicable to remuneration of Accounting Auditors or provisional Accounting Auditors from the fiscal year beginning on April 1, 2007.

These Regulations:

- Established on June 30, 1994.

- Amended in part on July 29, 1997.

- Amended in part on May 1, 2002.

- Amended on July 30, 2004.

- Amended on July 19, 2006.